                                                                   EXHIBIT 99.01

[EMULEX LOGO]

FOR IMMEDIATE RELEASE

Investor Contact: Michael J. Rockenbach        Press Contact: Robin Schnug
Chief Financial Officer                        Public Relations Manager
(714) 513-8213                                 (714) 513-8152


         EMULEX TO OFFER $300 MILLION OF CONVERTIBLE SUBORDINATED NOTES

              ----------------------------------------------------

        COSTA MESA, Calif., January 23, 2002 -- Emulex Corporation (NASDAQ:EMLX) today announced that it intends to offer $300 million aggregate principal amount of convertible subordinated notes due 2007 in a private placement, subject to market and certain other conditions. The offering will be made to the initial purchasers pursuant to Regulation D under the Securities Act of 1933, as amended. The initial purchasers have informed the company that they will sell or offer the notes within the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The notes are unsecured obligations, convertible into Emulex common stock at the option of the holder at a price to be determined and, if not converted, will be due in February 2007. The company has granted the initial purchasers of the notes a 30-day option to purchase an additional $45 million principal amount of the notes. The placement of the notes is expected to close in January 2002.

        The net proceeds of the offering will be used for general corporate purposes, including working capital and potential acquisitions.

        This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities to be offered will not be registered under the Securities Act or applicable state securities laws, and will not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities law.


                                    - more -

Emulex Corporation Announces Convertible Debt Offering
January 23, 2002
Page 2 of 3


ABOUT EMULEX

        Emulex Corporation is a leading supplier and developer of storage and server networking host bus adapters based on both Fibre Channel and IP networking technologies. Storage networks provide data centers with high-speed, scalable, and highly available storage access. Server networks enable the creation of high-performance server clusters for database and transaction processing. The Emulex product families are based on internally developed ASIC, firmware and software technologies, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The Company's products have been selected by the world's leading server and storage providers, including Compaq, Dell, EMC, Fujitsu-Siemens, Groupe Bull, Hewlett-Packard Company, Hitachi Data Systems, IBM, NEC, Network Appliance and Unisys. In addition, Emulex includes industry leaders Brocade, INRANGE, Intel, Legato, McDATA, Microsoft and Veritas among its strategic partners.

        Emulex markets to OEMs and end users through its own worldwide selling organization, as well as its two-tier distribution partners, including ACAL, Avnet, Bell Microproducts, Consan, Info-X, Tech Data, TidalWire and Tokyo Electron. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at www.emulex.com.

EMULEX | WE NETWORK STORAGE

--------

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The economy generally, and the technology and storage segments specifically, have recently been in a state of uncertainty making it difficult to determine if past experience is a good guide to the future and making it impossible to determine if markets will grow or shrink in the short term. Recently, Emulex's results have been significantly impacted by a widespread slowdown in technology investment that has also pressured the storage networking market that is the mainstay of the Company's business. Until orders return to historical patterns, the Company is unable to predict with any accuracy what future quarterly results might be. Thus, the forward-looking statements reflect management's best estimate of likely results if market conditions stabilize and if the storage sector begins to recover and resume a growth pattern. Other factors affecting these forward looking statements include the following:
Emulex's markets are characterized by rapidly changing technology, evolving industry standards and frequent introductions of new products and enhancements, and the company may not be able to respond to such changes on a timely basis; the storage networking market is in an early stage of development; changes in economic conditions; the effect of recent terrorist attacks and the ongoing political and military response thereto by the United States and European governments; changes in end-user demand for technology solutions, including the possibility of slower than expected growth in demand for Fibre Channel solutions; possible delays in OEM launches of products enabled by the company's solutions or deferrals in orders for the company's solutions by these OEMs; possible transitions from board level to ASIC solutions for selected applications; Emulex's VI/IP and iSCSI products remain in the development stage and are subject to significant technical, competitive and market acceptance risks; the ability of Emulex to effectively integrate recently acquired operations into its own and achieve operating expense goals; the highly


                                    - more -

Emulex Corporation Announces Convertible Debt Offering
January 23, 2002
Page 3 of 3


competitive nature of the markets for Emulex's products as well as pricing pressures that may result from such competitive conditions; the company's ability to attract and retain skilled personnel; the company's reliance on third-party suppliers for components used in the company's products and on manufacturing subcontractors that assemble and distribute the company's products; the company's reliance on certain OEMs, distributors and key customers; potential losses on strategic business investments; and potential fluctuations in Emulex's future effective tax rate. In addition, changes in purchase accounting as a result of the implementation of Statement of Financial Accounting Standards No. 142 in the first quarter of its fiscal 2003 may result in financial statement presentation that could be less favorably received by investors. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in the company's filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q.

                              --------------------

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.


                                      # # #